
<ARTICLE> 5
<LEGEND>
The schedule containssummary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                     139,549,772
<SECURITIES>                                         0
<RECEIVABLES>                                  558,622<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             147,384,289<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               147,384,289<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            21,353,995<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,778,986
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,575,009
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,575,009
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,575,009
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $509,204 and due from DWR of $49,418.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $7,275,895.
<F3>Liabilities include redemptions payable of $2,605,612, accrued brokerage commissions of $355,773, accrued management fees of $342,938, administrative expenses payable of $115,517 and accrued transaction fees and costs of $27,323.
<F4>total revenue includes realized trading revenue of $9,092,269, net change in unrealized of $7,286,059 and interest income of $4,975,667.

